Exhibit 10.39

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

This THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated March 29, 2005, by and among LASALLE BUSINESS CREDIT, LLC, a Delaware limited liability company (“LaSalle”), with its principal office at 135 South LaSalle Street, Chicago, Illinois 60603, the financial institutions that, from time to time, become a party to the Loan Agreement (hereinafter defined) (such financial institutions, collectively, the “Lenders” and each individually, a “Lender”), LaSalle as agent for the Lenders (in such capacity, the “Agent”), and IMPCO TECHNOLOGIES, INC., a Delaware corporation, with its principal office at 16804 Gridley Place, Cerritos, California 90703 (the “Borrower”).

WHEREAS, the Borrower and LaSalle as a Lender and the Agent, are parties to a Loan and Security Agreement dated as of July 18, 2003 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Lenders have agreed, upon satisfaction of certain conditions, to make Revolving Advances and other financial accommodations to the Borrower in the aggregate principal amount not to exceed $12,000,000;

WHEREAS, the Borrower has requested that the Lenders and the Agent agree to an extension of the credit facilities provided by the Loan Agreement and to amend the Loan Agreement in certain other respects, and the Lenders and the Agent are willing to so extend and otherwise amend the Loan Agreement, all on the terms and subject to the conditions hereinafter set forth;

NOW THEREFORE, the parties hereto agree as follows:

1.  Amendments to Loan Agreement.  Subject to Section 2, below, effective upon the Effective Date (as hereinafter defined), the Loan Agreement is hereby amended as follows:

(a)  The following new definition is hereby added to Paragraph 1(a) of the Loan Agreement in alphabetical order to read as follows:

“  ‘Pre-Tax Income’ shall mean, with respect to any applicable fiscal period and for any Person or Persons, calculated for such fiscal period, such Person’s or Persons’ net income before taxes for such period, excluding pre-tax gains or losses on the sale of assets (other than the sales of Inventory in the ordinary course of business) and excluding other pre-tax extraordinary gains.”

(b)  The definition of “Revolving Loan Commitment” set forth in Paragraph 1(a) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“  ‘Revolving Loan Commitment’ shall mean the sum of $9,000,000.”

(c)  The inventory sublimit set forth in Paragraph 2(b)(i)(A)(2)(x) of the Loan Agreement is hereby amended by reducing such sublimit from $6,000,000 to $4,500,000.

(d)  Paragraph 12(a) of the Loan Agreement is hereby amended by replacing the phrase “July 18, 2006” with the phrase “July 18, 2007”.

(e)  Paragraph 12(b)(vii)(z) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“  (z)  one-half of one percent ( 1/2%) of the Revolving Loan Commitment if such prepayment is made at any time after the expiration of the second Contract Year, but prior to the expiration of the Term.”

(f)  Paragraph 14(p)(i) of the Loan Agreement (Consolidated Tangible Net Worth) is hereby amended and restated in its entirety to read as follows:

“  (i)  Consolidated Tangible Net Worth.  Borrower shall maintain and cause the Consolidated Group to maintain, as of the end of each fiscal quarter, Consolidated Tangible Net Worth of not less than the respective amount set forth below opposite each such fiscal quarter:

Fiscal Quarter	Minimum Consolidated Tangible Net Worth
FQ4 2004	($1,100,000)
FQ1 2005	$34,000,000
FQ2 2005	$34,500,000
FQ3 2005	$34,500,000
FQ4 2005	$35,000,000
FQ1 2006	$36,000,000
FQ2 2006	$37,000,000
FQ3 2006 and each fiscal quarter thereafter	$37,500,000”

(g)  Paragraph 14(p)(ii) of the Loan Agreement (Minimum Consolidated EBITDA) is hereby amended and restated in its entirety to read as follows: “Reserved”.

(h)  Paragraph 14(p)(iii) of the Loan Agreement (Fixed Charge Coverage Ratio) is hereby amended and restated in its entirety to read as follows: “Reserved”.

(i)  Paragraph 14(p)(iv) of the Loan Agreement (Consolidated Leverage Ratio) is hereby amended and restated in its entirety to read as follows: “Reserved”.

(j)  A new Paragraph 14(p)(vi) is hereby added to the Loan Agreement to read in its entirety as follows:

“  (v)  Consolidated Minimum Pre-Tax Income.  Borrower shall maintain and cause the Consolidated Group to maintain, as of the end of each fiscal period set forth below, Pre-Tax Income of not less than the respective amount set forth below opposite each such fiscal period:

Fiscal Period	Minimum Pre-Tax Income

January 1, 2005 through end of FQ1 2005	$1,700,000

January 1, 2005 through end of FQ2 2005	$3,600,000

January 1, 2005 through end of FQ3 2005	$4,900,000

Four consecutive fiscal quarters ending at end of FQ4 2005	$6,200,000

Four consecutive fiscal quarters ending at end of FQ1 2006	$6,500,000

Four consecutive fiscal quarters ending at end of FQ2 2006	$7,100,000

Four consecutive fiscal quarters ending at end of FQ3 2006 and each fiscal quarter thereafter	$7,100,000”

(k)  Paragraph 14(q) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“  (q)  For any period of four (4) consecutive fiscal quarters of Borrower (measured as at the end of each fiscal quarter of Borrower with respect to the period of four (4) consecutive fiscal quarters ending on such date): (i) Borrower, together with all of its Subsidiaries and Affiliates, shall not make Capital Expenditures of an aggregate amount of more than $5,000,000; and (ii) the US Consolidated Group shall not make Capital Expenditures of an aggregate amount of more than $3,000,000.”

(l)  Paragraph 14(x)(i) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“  (i)  Tangible Net Worth.  Borrower shall cause the U.S. Consolidated Group to maintain, as of the end of each fiscal quarter, Tangible Net Worth of not less than the respective amount set forth below opposite each such fiscal quarter:

Fiscal Quarter	Minimum Tangible Net Worth
FQ4 2004	$ 8,500,000
FQ1 2005	$17,500,000
FQ2 2005	$18,000,000
FQ3 2005	$17,000,000
FQ4 2005	$17,000,000
FQ1 2006	$16,500,000
FQ2 2006	$17,000,000
FQ3 2006 and each fiscal quarter thereafter	$16,000,000

(m)  Paragraph 14(x)(ii) of the Loan Agreement (Minimum U.S. EBITDA) is hereby amended and restated in its entirety to read as follows: “Reserved”.

(n)  Paragraph 14(x)(iii) of the Loan Agreement (U.S. Fixed Charge Coverage Ratio) is hereby amended and restated in its entirety to read as follows: “Reserved”.

(o)  Paragraph 14(x)(iv) of the Loan Agreement (U.S. Leverage Ratio) is hereby amended and restated in its entirety to read as follows: “Reserved”.

(p)  A new Paragraph 14(x)(v) is hereby added to the Loan Agreement to read in its entirety as follows:

“  (v)  U.S. Minimum Pre-Tax Income. Borrower shall maintain and cause the U.S. Consolidated Group to maintain, as of the end of each fiscal period set forth below, Pre-Tax Income of not less than the respective amount set forth below opposite each such fiscal period:

Fiscal Period	Minimum Pre-Tax Income

January 1, 2005 through end of FQ1 2005	$ 200,000

January 1, 2005 through end of FQ2 2005	$ 500,000

January 1, 2005 through end of FQ3 2005	$ 800,000

Four consecutive fiscal quarters ending at end of FQ4 2005	$1,000,000

Four consecutive fiscal quarters ending at end of FQ1 2006	$1,200,000

Fiscal Period	Minimum Pre-Tax Income

Four consecutive fiscal quarters ending at end of FQ2 2006	$1,600,000

Four consecutive fiscal quarters ending at end of FQ3 2006 and each fiscal quarter thereafter	$1,400,000

2.  Retroactive Effect of Certain Amendments.  Subject to Section 7 below, the amendments set forth in Sections 1(f), 1(g), 1(h), 1(i), 1(l), 1(m), 1(n), and 1(o) have retroactive effect to December 31, 2004, and the Loan Agreement will be deemed amended as set forth in such Sections as of such date.

3.  Deposit Accounts.  The Borrower hereby confirms its covenant set forth in the Second Amendment to Loan and Security Agreement, Limited Waiver, and Consent dated June 30, 2004, between the Borrower and the Agent, that it will cause all of its cash deposit accounts to be maintained with LaSalle Bank, subject to a deposit account control agreement in form and substance satisfactory to the Agent, provided that the Borrower may maintain cash deposit accounts with other financial institutions so long as the aggregate amount of all deposits in such accounts does not exceed $50,000 at any time.

4.  Amendment Fee.  In consideration for the accommodations granted by the Agent and the Lenders herein and in addition to all other fees and costs, the Borrower hereby agrees to pay to the Agent a nonrefundable fee equal to Five Thousand Dollars ($5,000), which fee will be fully earned, due, and payable as of the date of this Amendment (the “Amendment Fee”).

5.  Acknowledgments and Confirmations.  The Borrower, the Lenders, and the Agent hereby acknowledge and confirm that as of the Effective Date: (i) all references in the Loan Agreement to “this Agreement” will be deemed to refer to the Loan Agreement, as amended by this Amendment; and (ii) all references in each of the Other Agreements to the “Loan Agreement” will be deemed to refer to the Loan Agreement, as amended by this Amendment.

6.  Representations and Warranties.  The Borrower hereby represents and warrants to the Lenders and the Agent, that:

(a)  Each of the representations and warranties set forth in Paragraph 13 of the Loan Agreement is true in all material respects as of the date hereof, except for changes in the ordinary course of business, that, either singly or in the aggregate, are not materially adverse to the business or financial condition of the Borrower or to the Collateral.

(b)  As of the date hereof, after giving effect to the terms of this Agreement, there exists no Default or Event of Default.

(c)  The Borrower has the power to execute, deliver, and perform this Amendment and all agreements, instruments, and documents executed in connection herewith (this Amendment and such other agreements, instruments, are documents are sometimes hereinafter referred to collectively as the “Amendment Documents”). The Borrower has taken all necessary action to authorize the execution, delivery, and performance of this Amendment and the other Amendment Documents. No consent or approval of any entity or Person (including without limitation, any shareholder of the Borrower), no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right, and no consent, license, approval, authorization, or declaration of any governmental authority, bureau, or agency is required in connection with the execution, delivery, or performance by the Borrower, or the validity or enforcement, of this Amendment or the other Amendment Documents.

(d)  The execution and delivery by the Borrower of this Amendment and the other Amendment Documents and performance by it hereunder and thereunder, will not violate any provision of law and will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau, or agency, domestic or foreign, or the certificate of incorporation or by-laws of the Borrower, or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note, or indenture to which the Borrower is a party, or by which it is bound or any of its properties or assets is affected (including without limitation, the Subordinated Debt Documents), or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of the Borrower, other than the Liens contemplated by this Amendment.

(e)  This Amendment and the other Amendment Documents have been duly executed and delivered by the Borrower and constitute the valid and legally binding obligation of the Borrower, enforceable in accordance with their respective terms.

7.  Conditions to Effectiveness of Amendment and Waiver.  The effectiveness of the amendments, consent, and waiver contained in this Amendment, is subject to the fulfillment (to the satisfaction of the Agent and the Lenders) of the following conditions precedent (the date upon which conditions are satisfied to the satisfaction of the Agent and the Lenders, the “Effective Date”):

(a)  Each of the Borrower and the Agent has executed this Amendment and the same has been delivered to the Agent;

(b)  The Borrower has delivered to the Agent a certificate of an Executive Officer, certifying as to resolutions of the Board of Directors of the Borrower authorizing the execution, delivery, and performance of this Amendment, all agreements, instruments, and documents executed in connection therewith and the transactions contemplated hereby and thereby.

(c)  The Borrower has executed and delivered to the Agent all agreements, instruments, and documents reasonably requested by the Agent in connection with this Amendment.

(d)  All legal matters incident to this Amendment are reasonably satisfactory to the Lenders, the Agent, and their counsel.

(e)  The Borrower has paid the Amendment Fee to the Agent.

8.  Further Assurances.  The Borrower agrees that it will, from time to time, execute and/or deliver all agreements, instruments, and documents and do and perform all actions and things (all at the Borrower’s sole expense) as the Agent may reasonably request to carry out the intent and terms of this Amendment.

9.  Release of the Borrower’s Claims.

(a)  The Borrower and its legal representatives, successors, and assigns, agree to and hereby do RELEASE, ACQUIT, and FOREVER DISCHARGE, the Lenders and the Agent (including without limitation, all affiliated entities, divisions, subsidiaries, direct and indirect parent corporations, and holding companies) and their respective officers, directors, shareholders, employees, trustees, substitute trustees, agents, and attorneys, past and present (the “Indemnified Lender Parties”), from all of Borrower’s Claims, as defined in Section 9(b) below.

(b)  As used in Section 9(a) above, the term “Borrower’s Claims” means any and all possible claims, disputes, obligations, demands, actions, causes of action, costs, expenses, and liabilities whatsoever, known or unknown, at law or in equity, to the extent originating on or before the date hereof, that the Borrower may now or hereafter have against the Lenders or the Agent or any of the other Indemnified Lender Parties, if any, and irrespective of whether any such Borrower’s Claims arise out of contract, tort, violation of laws or regulations, or otherwise, that arise out of, are connected with, related to, or concern in any way any of this Amendment, the Loan Agreement, or the Other Agreements (or the transactions contemplated hereby or thereby) or the Collateral, or that arise out of, are connected with, related to, or concern in any way, any action, inaction, performance, non-performance, representation, transaction, or occurrence involving or in any way related to this Amendment, the Loan Agreement, or the Other Agreements (or the transactions contemplated thereby) or the Collateral.

(c)  The Borrower intends the above release to cover, encompass, release, and extinguish, inter alia, all claims, demands, and causes of action that might otherwise be reserved by California Civil Code Section 1542 or any similar provision of New York law. California Civil Code Section 1542 provides as follows:

“  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

10.  Miscellaneous.

(a)  The Borrower’s breach of any of its covenants contained in this Amendment will constitute an Event of Default.

(b)  Nothing contained in this Agreement imposes an obligation on the Lenders or the Agent to further amend the Loan Agreement or waive compliance with any other provision.

(c)  Except as set forth in this Amendment, none of the Lenders nor the Agent waive any breach of, or Default or Event of Default under, the Loan Agreement, nor any right or remedy the Lenders or the Agent may have under the Loan Agreements, the Other Agreements, or applicable law, all of which rights and remedies are expressly reserved.

(d)  Except as specifically amended in this Amendment, the Loan Agreement and the Other Agreements remain in full force and effect in accordance with their respective terms.

(e)  No modification or waiver of or with respect to any provision of this Amendment and all other agreements, instruments, and documents delivered pursuant hereto or referred to herein, nor consent to any departure by any party hereto or thereto from any of the terms or conditions hereof or thereof, will in any event be effective, unless it is in writing and signed by each party hereto, and then such waiver or consent will be effective only in the specific instance and for the purpose for which given.

(f)  This Amendment, together with all of the other agreements, instruments, and documents referred to herein, embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

(g)  Without in any way limiting Paragraph 14(r) of the Loan Agreement, the Borrower shall pay all of the Lenders’ and the Agent’s fees, costs, and expenses incurred in connection with this Amendment and the transactions contemplated hereby, including without limitation, the Lenders’ and the Agent’s legal fees and expenses incurred in connection with the preparation, negotiation, consummation, and, if required, the enforcement, of this Amendment and the other Amendment Documents.

(h)  This Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

(i)  EACH OF THE PARTIES TO THIS AMENDMENT HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING THAT PERTAINS DIRECTLY OR INDIRECTLY TO THIS AMENDMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT OF THE BORROWER, THE AGENT, OR THE LENDERS OR THAT, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP AMONG THE BORROWER, THE AGENT, AND/OR THE LENDERS. IN NO EVENT WILL THE AGENT OR ANY LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

(j)  This Amendment is governed by and must be construed in accordance with the applicable law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above set forth.

LASALLE BUSINESS CREDIT, LLC, as a Lender and as Agent

By:

Name:

Title:

IMPCO TECHNOLOGIES, INC., as Borrower

By:

Name:

Title: